EXHIBIT 99.01

Investor Contact:	Trade Press Contact:
Michael Magaro	David Viera
Investor Relations	Corporate Communications
(925) 290-4321	(925) 290-4681
ir@formfactor.com	dviera@formfactor.com

FormFactor, Inc. Announces Preliminary Fourth Quarter Revenue

LIVERMORE, Calif. — January 12, 2010 — FormFactor, Inc. (Nasdaq: FORM) today announced lower than expected preliminary revenue for the fourth quarter, ended December 26, 2009. The company now expects fourth quarter revenue to be in the range of $32 million to $33 million compared to its previous view of down 10% from its third quarter 2009 results, or $38-39 million. The lower than expected fourth quarter revenue results are due primarily to a delay in the timing of customer technology transitions, tooling cycles and volume plans.

The company continues to expect strong growth in 2010 fueled by design proliferation and volume ramps resulting in approximately 60% year over year revenue growth, plus or minus 10%. The company currently expects revenues in the first quarter of 2010 to be in the range of $40 million plus or minus 10%.

Results for any particular quarter may fluctuate based on customer-specific factors and because an increasing percentage of the company’s business is being derived from revenue booked and realized within the same quarter.

The company ended its fiscal fourth quarter with approximately $450 million in cash and cash equivalents and marketable securities.

Conference Call Details:

The company plans to release its financial results for its fourth quarter on Thursday, January 28, 2010, at 1:30pm Pacific Standard Time. The public is invited to listen to a live webcast and archived replay of FormFactor’s conference call on the Investors section of the company’s web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through February 1, 2010, 9:00 p.m. Pacific Standard Time, and can be accessed by dialing 888-203-1112 (domestic) or 719-457-0820 (international) and entering confirmation code 1210545.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is the leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding revenue expectations, growth rates, design proliferation and volume ramps. These forward-looking statements are based on current information and expectations that are inherently subject to change and that involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes from the preliminary revenue estimates contained in this release that may occur as the financial statements for the fourth quarter are finalized; changes in the market environment, including the demand for DRAM and Flash memory and other semiconductor devices; the timing of customer technology transitions, tooling cycles and volume plans; the company’s ability to meet customer requirements for shorter lead times; and the company’s ability to develop innovative testing technologies and to timely deliver and qualify new products that meet its customers’ testing requirements and lower their overall cost of test. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 27, 2008 and the company’s Form 10-Q for the fiscal quarter ended September 26, 2009, both as filed with the Securities and Exchange Commission and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

###

FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.